Exhibit 99.1

Scott McNealy-Larry Ellison JavaOne Keynote

June 2, 2009

[Start of recorded material]

00:00:00	Scott McNealy: I-I-I-I promise to up-level it again here in a couple of minutes. Now, uh, at this point, uh, I know a lot of you are wondering about some other things. I can’t imagine what you’ve been thinking about, or — I haven’t been up to much lately — a little bit. But there’s kind of a big pink elephant, uh, in the room.

00:00:20	And that’s, you know, what’s going to happen here? And, you know, is this Oracle thing a good thing for Java? And is it a-a-a good thing for the community, and all the rest of it? And it’s absolutely a good thing. And I’ve been trying to think of all of the positives and the a — the advantages of a Sun-Oracle combination for the community.

00:00:46	Uh, the first and foremost, uh, has-has got to be [Laughter and applause] Free advertising. Free advertising. I mean, uh, just think about — we’re-we’re going to be on — the winner of the America’s Cup. [Applause]

00:01:11	[Unintelligible]. Now, by the way, some of you — none of you should have been surprised, speaking of boats. This has been known for years, because Larry’s other boat is called “Rising Sun.” How — I mean, how-how obvious was this combination? It’s just — it just —

00:01:29	Now there’s other ways. There’s — whenever you have a merger, you think about cost synergies. That always makes employees

Scott McNealy-Larry Ellison JavaOne

nervous. But we can actually have JavaOne Japan locally now. [Laughter and applause]

00:01:43	Think of the travel expenses we can save. That’ll be huge. Now people also wonder — because there were rumors that the deal was going in a different direction. And I can’t comment on rumors, no matter how accurate or silly they may be. Uh, but there is a potential here — you know, you might have seen the Oracle Arena — there might have been a little bit of a conversation about buying a hockey team and, uh, changing the arena to the, uh, Sparc Tank. [Laughter and applause]

00:02:14	And-and-and there’s going to be the Sun Jose Sparcs going forward. I-I-I can’t confirm nor deny that. But, uh, doesn’t that look better than whatever it says now? [Laughter]

00:02:28	Now we’ve been kind of walking around also about all the billions of devices, but there’s one device that actually runs Java, but you can’t run Java on it because it’s been precluded. And so there’s a really great friendship that we might exploit here in the Java community between, uh, Larry and Steve. And maybe we can actually get Java — if you just go talk to them, Larry, that’ll be just-just, uh, great. Anyhow. [Laughter and applause]

00:03:02

More seriously, I thought it would be appropriate rather than me try and answer your questions about what’s next and what’s going to happen, I’d rather put the, uh, uh — the, uh, next leader of the Java

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community up onstage, assuming it happens. I don’t want to predict anything, because you all saw the disclaimers upfront. I did my deal there. Come on up, Larry Ellison, please. [Music and applause]

00:03:36	Thank you, sir.

Larry Ellison:	Hi, Scott.

Scott McNealy:	So, uh, we finally did it. Twenty-twenty years ago —

Larry Ellison:	Yeah, but we’ve been talking about it for a while.

Scott McNealy:	Twenty years ago we had this conversation the first time. But, uh, let’s stay focused on Java, because that’ll keep us mostly out of trouble here onstage. Before you bought — or thought about buying Sun or whatever, did-did-did Oracle even have a clue about Java? Uh, did you know about Java? Were you aware of Java?

00:04:01	Larry Ellison: Well-well, I-I had read about it in the paper.

Scott McNealy:	Okay, good. [Laughter]

Larry Ellison:

And, uh, some of my friends, uh, sp-spoke about it. I wasn’t-wasn’t sure what they were talking about. To [seri] — to be serious for a moment, uh, Oracle, um — Oracle’s middleware strategy is based 100 percent on Java. So, uh, I mean, Java was a very attractive

Scott McNealy-Larry Ellison JavaOne

platform for us because it was open, and it allowed us, uh, to extend the platform.

00:04:28	Just like you’re able to extend the platform and build applications on top of it, we did the same thing. And our whole next-generation of business applications — simply we call the Fusion Suite of Applications — is built entirely on Java.

00:04:42	Now this will be the first ever set of ERP and CRM applications built on a standard platform. And we were able to do that because this platform is open and extensible. So we — there’s a lot of things, uh, we had to add to Java, if you will. We had — we had to add real-time business activity monitoring. We had to add business intelligence, a variety of things. But we could do that, because Java was open.

00:05:08	And we think it’s going to be particularly attractive in the marketplace, because so many people in the community, uh, know Java, and, uh, and can — when we install our applications at a customer’s site, that customer can extend them. Or ISVs can extend them by adding applications to our suite.

00:05:28

So the fact that we’re building our-our next — uh, our current generation of middleware is 100 percent Java-Java-based, our next generation of applications is 100 percent Java-based, we think that’s going to be very attractive to [cu] — our customers and the

Scott McNealy-Larry Ellison JavaOne

community, because this will be, uh, a market for the — for you to sell into.

Scott McNealy:	You’re probably the number one revenue-generating — you’ve certainly spent more money acquiring Java assets between Sun and BEA than anybody else on the planet, so.

00:05:55	Larry Ellison: [Laughs] Yeah, no. I think — I-I think, uh, we’ve invested more in Java than anybody else in terms — in terms of dollars, in terms of IP. I mean, clearly without James’ team, uh, you know, you know, inventing this thing, there would have been nothing for us to build upon. So based on the foundation created here at Sun, we have invested heavily. And I think we’re going to continue to invest and accelerate our investment.

00:06:16	So we see increased investment in Java coming from the Sun-Oracle combination, and ex — an expansion of the overall community. And we’re very excited about that. [Applause]

Scott McNealy:	In fact, it’s kind of interesting when you look at it. Uh, yeah, that’s good stuff.

00:06:36

When you put the — uh, just add the two R&D numbers between Sun and Oracle, Sun alone I think we were top 43 worldwide R&D spenders, counting pharmaceuticals, aerospace, you name it. And then you put the-the Oracle R&D number together. You’re talking $4 to $5 billion, uh, combined R&D budget, which has got to be top

Scott McNealy-Larry Ellison JavaOne

10 or top 20 R&D budgets in the world. To put that kind of energy behind, uh, this community, I-I think that, uh, is a very, very positive future for Oracle — or for-for Java.

00:07:06	Larry Ellison: Yeah. Uh, a-again, uh, other than the database, uh, which is based on the SQL language which was — which-which was our origin, everything that sits on top of our database — all of our products, all of our products are Java-based.

00:07:20	Uh, and by the way, I’m going — I’m going to kind of, you know, needle Sun here, because I-I-I’ve been meeting with different-different groups, uh, inside of Sun, and one of the things we’re looking forward to is seeing, uh, libraries come out of the Open Office group that are JavaFX-based.

00:07:37	So I think, uh, inside of Sun, uh, we would like to see — you know, we would like to see accelerated development based on this exciting new platform, JavaFX, which now allows us — thank you very much, James — you know, no more Ajax tools, which a lot — a lot of suffering programmers will, you know, you know, pray for you, uh, uh, uh, for the — for the rest of their life, because-because they don’t have to program in Ajax anymore.

00:08:03

Uh, going to JavaFX is going to allow us to build, you know, a fanta — obviously fantastic UIs in Java. And we hope the Open Office group — you know, quickly we’re going to encourage the Open Office group quickly to — uh, to build their version of a

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spreadsheet, and a word processor, and those things using JavaFX. So, uh, we’re very committed to see JavaFX exploited throughout Oracle and throughout Sun. [Applause]

00:08:29	Scott McNealy: Great. With a transition, there’s always nervousness. Is this the last JavaOne?

Larry Ellison:	[Laughs]

Scott McNealy:	Is the community going to be dissolved? Are, uh — are, uh, we going to close the technology up? What’s going to happen?

00:08:46	Larry Ellison: Yeah, well-well, clearly, uh, if you’re curious about what’s going to happen in the future, I think you have to look to the past. Sun, uh, you know, — you know, James, Sun, has done a fantastic job, uh, devel — invent-inventing Java, uh, expanding Java, opening up Java, giving Java to the world. And we’re going to do more of the same.

00:09:07	Uh, don’t expect a lot of changes; just an expanded investment and a lot of enthusiasm coming from Oracle. [Applause]

Scott McNealy:	So any, uh, messages or key areas you’d like to see this gang, uh, target? Any-any-any last messages here?

00:09:30	Larry Ellison: Well, I think, uh, you know, I’m reading a lot, uh, in the newspaper about, uh, you know, uh, devices based on

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Java that are Android devices, which is very exciting. You know, we’re flat — uh, I guess everyone should be flattered when, uh — when this — I think there’s an Android phone being shaken.

00:09:47	Uh, and there are going to be net-netbooks based on Android. And I think — I-I think we can see lots and lots of Java devices, some coming from our friends at Google. But I don’t see why some of those — you know, some of those devices shouldn’t come from Sun-Sun-Oracle.

00:10:02	So I-I think you’ll see us get-get very aggressive with Java and developing Java apps for things like telephones, uh, as well [a] — uh, and — a-and netbooks. There will be computers, uh, fundamentally based on Java and JavaFX devices; fundamentally based on Java and JavaFX not only from Google, but also from Sun. [Applause]

00:10:31	Scott McNealy: But there’s-there’s obviously not much we can talk about in specifics in terms of where the world is headed until, uh, any-any merger actually happens. So we should probably stop at this point. But I wanted to do one thing. When — I-I don’t know exactly what the custom is when one person buys your company, but I thought the smartest thing I could do was give him a gift. [Laughter]

Scott McNealy-Larry Ellison JavaOne

00:10:56	So, you know — so, uh, I didn’t know what to get him. Hang on a sec — hang on a sec, guys. Hang on, hang on. Hang-hang on. Stop, uh, uh, whoa, whoa. Time out.

Male Voice:	[Unintelligible].

Scott McNealy:	So you may have heard me say, you know, “He or she who dies with the most toys wins,” but that’s already — he won that one. So it’s kind of hard — it’s kind of hard for a guy who’s won everything. But he does like boats. So what we thought we would do is give him a little decoration for the Rising Sun, and for the America’s Cup boat.

00:11:23	So what we have here is a little, uh, nautical representation. Larry, if you’ll grab — you’ll grab that other end, Larry. Can you grab the other end here, right-right there? [Applause] And for those [j] — do you know what that says there? Can you read that?

00:11:39	Larry Ellison: You know, I-I’m not good at reading the signals. I know these are standard signal flags. Uh, but I’m not sure what it says.

Scott McNealy:	J-A-V-A. There you go. So —

Larry Ellison:	[Laughs] [Applause]

Scott McNealy-Larry Ellison JavaOne

00:11:59	Scott McNealy: You can hang that on any one of your boats. Feel free. So we’ll-we’ll return that to you. Thanks, buddy.

Larry Ellison:	Thank you very much.

Scott McNealy:	Thanks for being here.

Larry Ellison:	Thanks, Scott. And thank you all. [Music and applause]

00:12:18	Scott McNealy: So my last message to you all, uh, for this JavaOne — and I don’t know about future JavaOnes — uh, I got to tell you, I’ll miss, uh, being the Chairman of JavaOne, uh, going forward. But I truly, uh, admired and respected and enjoyed, and have been incredibly proud of all of the unbelievable work that this community has done.

00:12:41	And I don’t believe there’s any environment that has, uh, gone as far and as deep, and as — uh, all the way to Mars, and all the way to — all four corners of-of this planet. And I’m just incredibly proud of-of what you’ve done. And, uh, just a huge, one last final thank you to all of you. [Applause and music]

00:13:28	Chris Melissinos: Yeah!

Yeah!

Scott McNealy-Larry Ellison JavaOne

00:13:43	What a way to start this conference, huh? So we’ve heard from eBay, Rim, Sony, Verizon, Intel; all about JavaFX, what you can expect in the rest of the coming year. RuneScape — awesome, Mark. Alice, Oracle. Just a really exciting times, and this is just the beginning of this week.

00:14:03	So a couple of housekeeping notes, as you head out into your sessions today. Make sure you schedule your sessions with Schedule Builder on the JavaOne Web site. Um, use your guides to navigate around. I want to see everybody on Dark Chat. So a lot of us are going to be on there all day long, and so we expect to — we-we’re going to start pushing some notes and interesting bits of information out there, so check your email, launch that JNLP file, get on Dark Chat today.

00:14:26	Um, and important — really, really important. You are here to learn from each other. That’s what this conference is all about. Java Utopia down on the show floor is a new place that is going to give you the tools, the space, and the platform for you to engage with each other, to learn about what each other is doing, and to collaborate. So definitely take advantage of that. Again, that’s the reason you’re here.

00:14:53	Two last, uh, important bits here. Um, there is a real-time Java lottery going on. So check out your cards in your backpack. Uh, find your six-colored sequence, and go to the Java Utopia section.

Scott McNealy-Larry Ellison JavaOne

Uh, and there are prizes given — being given away like Bug Lab dev kits, uh, a netbook. Um, again, look for the email on Dark Chat.

00:15:11	And also, make sure you check out the Duke photo booth in between the two halls here. They’re doing something a little different this year than you’ve, uh, been used to expecting. So make sure you go check it out. Now make sure you get to those sessions, and thank you so much for you time, and we’ll see you around the conference for the rest of the week. [Applause and music]

[End of recorded material]

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Sun, including statements that involve risks and uncertainties concerning: Oracle’s proposed acquisition of Sun; plans for Java, Java-based apps and other products, Java devices and the JavaOne Conference upon completion of the proposed acquisition; R&D budgets; anticipated customer, partner and product advantages and benefits; and general business outlook. When used in this document, the words “anticipates”, “going to”, “plans”, “estimates”, “may”, “can”, “want”, “will”, “believes”, “expects” or “expect”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Sun, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the

Scott McNealy-Larry Ellison JavaOne

combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Sun may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Sun.

In addition, please refer to the documents that Oracle and Sun, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Sun’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Sun is under any duty to update any of the information in this document.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Sun filed a preliminary proxy statement with the SEC on May 12, 2009. Additionally, Sun and Oracle will file other relevant materials in connection with the proposed acquisition of Sun by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Soda Acquisition Corporation, a wholly-owned subsidiary of Oracle, and Sun. The materials to be filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Sun are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Oracle, Sun and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Sun stockholders in connection with the proposed merger.

Scott McNealy-Larry Ellison JavaOne

Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading Oracle’s most recent Form 10-K and other relevant materials filed with the SEC when they become available. Information concerning the interests of Sun’s participants in the solicitation, which may, in some cases, be different than those of Sun’s stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and is set forth in the proxy statement relating to the merger.

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